CREDIT AGREEMENT


        This Credit Agreement is made and entered into as of the 3rd day of April, 1995 by and between Pennsylvania Company, a Delaware corporation
("Lender"),   and   American  Financial  Corporation,  an  Ohio   corporation
("Borrower").

        WHEREAS, Borrower and Lender wish to enter into this Credit Agreement pursuant to which Borrower may borrow from Lender up to Six Hundred Seventy-Five Million Dollars ($675,000,000);

        NOW, THEREFORE, in consideration of the mutual covenants contained herein and other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby agree as follows:

        Section 1. Revolving Loans. From and after the date hereof to and including April 2, 2005, Lender will make available to the Borrower loans as requested by Borrower pursuant to the provisions hereof. Each such loan shall be referred to herein as a "Loan". Borrower may borrow, repay and reborrow Loans hereunder from time to time so long as the aggregate amount of Loans outstanding hereunder at any one time does not exceed $675,000,000. The Lender shall, and is hereby irrevocably authorized by the Borrower to, endorse on the schedule to the attached Subordinated Promissory Note ("Note") or a continuation of such schedule, an appropriate notation evidencing advances and repayments of Loans pursuant to this Credit Agreement.

        On March 31, 2005, the outstanding principal balance on the revolving credit will be converted to a term note which will be repaid in sixteen equal installments, one of which will be due and payable, along with any accrued interest under this note, on each April 1, July 1, October 1, and January 1 beginning April 1, 2005 and ending January 1, 2009.

       Borrower may pay any and all amounts outstanding hereunder at any time without penalty.

       Section 2. The Note. The absolute and unconditional obligation of the Borrower to repay to Lender the principal of Loans pursuant to this Credit Agreement shall be evidenced by a Note in the form attached; provided that the principal amount and interest on the Note are and shall be subordinate and junior to all principal of, premium, if any, and interest on all Senior Debt (as defined in the Note) to the extent set forth in the Note.

        Section 3. Procedure for Obtaining Loans. Whenever the Borrower desires to receive a Loan, the Borrower will furnish to the Lender a written or telephonic request therefor which shall (1) be received by the
Lender not less than two and not more than ten Business Days prior to the date of such Loan, (2) state the amount of such Loan, (3) state the bank account of the Borrower to which payment of the proceeds of such Loan is to be made. Any telephonic application made by the Borrower pursuant to the provisions of this Section 3 shall be promptly confirmed in writing.

        Section 4. Conditions to each Loan. The obligation of Lender to make each Loan hereunder shall be subject to the satisfaction, prior thereto or concurrently therewith, of each of the following conditions precedent:

        (a) Request. Lender shall have received the request therefor as provided in Section 3 hereof;

       (b) No Defaults. There does not exist any Event of Default or any condition which would or would with the passage of time or lapse of any cure period constitute an Event of Default, nor shall there exist any "Event of Default" or any condition which would or would with the passage of time or lapse of any cure period constitute an "Event of Default" under any debt instrument of Borrower pursuant to which $10,000,000 or more is outstanding at the time of default; and

        (c) Accuracy. The representations, covenants and warranties contained in this Credit Agreement are true in all material respects, and the Borrower has complied in all material respects with all of the covenants contained in this Credit Agreement.

       Section 5.        Principal/Interest Payable on Note.

        (a) The principal of each Loan shall be repaid according to the schedule set forth in the Note. Notwithstanding, in the case of an Event of Default hereunder, the entire principal of the Note may become or be declared due and payable as provided herein.

        (b) Interest shall be paid on the outstanding principal amount of the Note quarterly on each Interest Payment Date (as defined below) until the principal sum or the unpaid portion thereof shall have been fully paid as hereinafter provided. The applicable interest rate shall be 11-5/8% per annum.

       The Borrower will pay interest quarterly on April 1, July 1, October 1 and January 1 of each year or if such date is not a Business Day, on the next succeeding Business Day (each an "Interest Payment Date"). Interest on amounts outstanding under the Credit Agreement will accrue from the most recent date to which interest has been paid; provided that the first Interest Payment Date shall be July 1, 1995. Interest will be computed on the basis of a 365 or 366-day year, as appropriate, and actual number of days elapsed.

        (c) Each overdue amount payable by the Borrower under this Credit Agreement shall (to the extent permitted by applicable law) bear interest, from the date on which such amount shall have first become due and payable by the Borrower to the date on which such amount shall be paid (whether before or after judgment), at the lesser of the prime rate announced from time to time by The Provident Bank in Cincinnati, Ohio plus 4% or the maximum interest rate permitted by law. The unpaid interest accrued on any overdue amount in accordance with this subsection (c) shall become and be absolutely due and payable by the Borrower on demand by the Lender at any time.
Interest on each overdue amount will continue to accrue and will (to the extent permitted by applicable law) be compounded daily until the obligations of the Borrower in respect of the payment of such overdue amount are discharged (whether before or after judgment).

        Section  6.         Representations and Warranties.   To  induce  the
Lender to make the Loans herein contemplated, the Borrower hereby represents and warrants as follows:

        (a) Organization. The Borrower is a corporation duly organized and in good standing under the laws of the State of Ohio and has the power and authority to own and operate its assets and to conduct its business as is now done.

        (b) Litigation, etc. As of the date hereof, there are no actions, suits, proceedings or governmental investigations pending or, to the knowledge of the Borrower, its shareholders, directors or officers, threatened against the Borrower which, if adversely determined could result in a material adverse change in the financial condition, business or assets of the Borrower and there is no basis known to the Borrower, its officers, directors or shareholders for any such actions, suits, proceedings or investigations.

        (c) Taxes. As of the date hereof, the Borrower has filed all returns and reports that are now required to be filed by it in connection with any federal, state or local tax, duty or charge levied, assessed or imposed upon it, or its property, including unemployment, social security and similar taxes; and all of such taxes have been either paid or adequate reserves or other provisions have been made therefor.

        (d) Authority. The Borrower has full corporate power and authority to enter into the transactions provided for in this Credit Agreement and has been duly authorized to do so by appropriate action of its board of directors. This Credit Agreement, when executed and delivered by the Borrower, will constitute the legal, valid and binding obligations of the Borrower enforceable in accordance with their respective terms except as such enforceability may be limited by applicable bankruptcy, reorganization, insolvency, moratorium or similar laws in effect from time to time affecting the rights of creditors generally and except as such enforceability may be subject to general principles of equity (regardless of whether such enforceability is considered in a proceeding in law or in equity).

        (e) Other Defaults. There does not now exist any default or violation by the Borrower of or under any of the terms, conditions or obligations of: (i) its Articles of Incorporation or Code of Regulations;
(ii) any indenture, mortgage, or deed of trust, and (iii) any law, regulation, ruling, order, injunction, decree, condition or other requirement applicable to or imposed upon it by any law or by any governmental authority, court or agency; and the consummation of this Credit Agreement and of the transactions set forth herein will not result in any such default or violation.

        Section 7. Covenants. The Borrower agrees that from the date of execution of this Credit Agreement until all Loans to the Lender have been fully paid it will:

               (a) Books and Records. Maintain proper books of account and other records and enter therein complete and accurate entries and records of all of its transactions in accordance with generally accepted accounting principles and give representatives of the Lender access thereto at all reasonable times, including permission to examine, copy and make abstracts from any of such books and records and such other information which may be helpful to the Lender in evaluating the status of the Loans as it may from time to time reasonably request.

                (b) Quarterly Statements. Furnish the Lender within 60 days after the end of each fiscal quarter with copies of its financial statements.

                (c) Annual Statements. Furnish the Lender within 120 days after the end of each fiscal year of the Borrower, annual financial statements, a balance sheet as of the end of such year, a profit and loss statement, a statement of stockholder equity, and a statement of cash flows for such year.

                 (d) Taxes. Pay and discharge when due all tax indebtedness and all taxes, assessments, charges, levies and other liabilities imposed upon it, its income, profits, property or business, except those which currently are being contested in good faith by appropriate proceedings and for which the Borrower will have set aside adequate reserves or made other adequate provision with respect thereto, but any such disputed item will be paid forthwith upon the commencement of any proceeding for the foreclosure of any lien which may have attached with respect thereto, unless the Lender will have received an opinion in form and substance and from legal counsel acceptable to it that such proceeding is without merit.

                (e) Operations. Continue in operation in substantially the same manner as at present, except where such operation is rendered impossible by a fire, strike or other events beyond its control; keep its real and personal properties in good operating condition and repair; make all necessary and proper repairs, renewals, replacements, additions and improvements thereto and comply with the provisions of all leases to which it is party or under which it occupies or holds real or personal property so as to prevent any loss or forfeiture thereof or thereunder.

                (f) Compliance with Laws. Comply with all laws and regulations applicable to the Borrower and to the operation of its business, including without limitation those relating to environmental and health matters.

                (g) Use of Proceeds. Use the proceeds of the Loans for the following purposes and for no other purposes:

                              (1)    repayment of outstanding indebtedness;
                              (2)    working capital; and
                              (3)    advances to affiliates.

                (h) Maintenance of Existence. Take such action as may be required to remain in good standing under the laws of the State of Ohio and to become or remain, as the case may be (i) duly qualified in all jurisdictions where required by the conduct of its business or ownership of its assets and (ii) duly licensed to carry on such business in each jurisdiction where it conducts such business; and

                (i) Notice of Default. Notify the Lender in writing within five days after the Borrower knows or has reason to know of the occurrence of an Event of Default.

        Section 8. Events of Default. The occurrence of any one or more of the following events shall constitute an "Event of Default" hereunder.

                (a) Note. The non-payment of any principal amount of the Note when due, whether by acceleration or otherwise, or the nonpayment of any interest upon the Note within 5 days of when the same is due and payable;

                 (b) Other Indebtedness. The non-payment of any principal amount of any indebtedness outstanding of more than $10,000,000 when due, whether by acceleration or otherwise, or the nonpayment of any interest upon any such indebtedness within 5 days of when the same is due and payable;

               (c) Covenants. The default in the due observance of any affirmative covenant or agreement to be kept or performed by the Borrower under the terms of this Credit Agreement and the failure or inability of the Borrower to cure such default within 30 days of the occurrence thereof; provided that such 30 day grace period will not apply to any material default which in the Lender's good faith determination is incapable of cure;

                (d) Representations and Warranties. Any representation or warranty made by the Borrower in this Credit Agreement or in any report, certificate, financial statement or other instrument furnished in connection with the transactions contemplated hereby is false or erroneous in any material respect or any material breach thereof has been committed.

                (e) Obligations. Except as provided above, the default by the Borrower in the due observance of any covenant, negative covenant or agreement to be kept or performed by the Borrower under the terms of the Loan and the lapse of any applicable cure period provided with respect to such default, or, if so defined therein, the occurrence of any Event of Default or Default under the Note;

                (f) Judgments. Unless in the opinion of the Lender the Borrower is adequately insured or bonded, the entry of a final judgment for the payment of money involving more than $5,000,000 against the Borrower and the failure by the Borrower to discharge the same, or cause it to be discharged, within 10 days from the date of the order, decree or process under which or pursuant to which such judgment was entered, or to secure a stay of execution pending appeal of such judgment; the entry of one or more final monetary or non-monetary judgment(s) or order(s) against the Borrower which, singly or in the aggregate, does or could reasonably be expected to
(1) cause a material adverse change in the condition (financial or otherwise), operations or properties of the Borrower, (2) have a material adverse effect on the ability of the Borrower to perform its obligations under this Credit Agreement, or (3) have a material adverse effect on the rights and remedies of the Lender under this Credit Agreement or the Note; and

                (g) Bankruptcy, etc. Borrower dissolves or becomes the subject of any dissolution, a winding up or liquidation, or the Borrower: (1) makes a general assignment for the benefit of creditors; (2) files or has filed against it a petition in bankruptcy, for a reorganization or an arrangement, or for a receiver, trustee or similar creditors' representative for the property or assets of the Borrower or any material part thereof, or any other proceeding under any federal or state insolvency law, and the same has not been dismissed or discharged within 60 days thereof.

        Section 9. Termination of Commitments and Acceleration of Loans. If any one or more of the Events of Default shall occur:

        (a) Lender's obligations to make any Loan hereunder shall be suspended until such Event of Default is cured.

        (b) Notwithstanding any other provision of this Section, Lender may proceed to protect and enforce all or any of its rights, remedies, power and privileges under this Credit Agreement or the Note by action at law, suit in equity or other appropriate proceedings, whether for specific performance of any covenant contained in this Credit Agreement or the Note.

        If  an  Event  of Default occurs and is continuing,  the  Lender  may declare  the  principal of and accrued interest on any Loan  to  be  due  and payable. Upon such declaration the principal and interest shall be due and payable. Upon payment of such principal amount and interest, any interest payable on overdue payments of principal or interest hereunder, and all other obligations under the Credit Agreement, all of the Borrower's obligations under the Credit Agreement shall terminate.

        Section 10. Binding Effect. This Credit Agreement shall be binding upon and inure to the benefit of the Borrower and the Lender and their respective successors and assigns. The Borrower shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lender.

        The Lender shall have the right to assign all or any part of its obligations to make the loan to any affiliate or subsidiary; provided, however, such Assignment shall not relieve the Lender of its obligations hereunder. In the event of such Assignment by the Lender, the assignee, in addition to the Lender, shall be deemed to have been named the "Lender" in the first paragraph of this Credit Agreement and all representations, warranties and covenants of the Borrower made herein shall be deemed to have been made to and shall inure to the benefit of such assignee.

        Section 11. Governing Law. The Loan Documents shall be deemed to be contracts made under the laws of, executed and delivered in the State of Ohio, and for all purposes shall be construed in accordance with the laws of said State.

        IN WITNESS WHEREOF, the parties hereto have executed this Credit Agreement on the day and year first above written.


                                        PENNSYLVANIA COMPANY


                                        By: Robert W. Olson
                                        -----------------------------
                                           Senior Vice President



                                       AMERICAN FINANCIAL CORPORATION


                                       By: Fred J. Runk
                                           ----------------------------
                                           Vice President & Treasurer

                                  SUBORDINATED PROMISSORY NOTE


                                                          As of April 3, 1995

1. FOR VALUE RECEIVED, the undersigned, AMERICAN FINANCIAL CORPORATION, an Ohio corporation (the "Company"), hereby promises to pay Pennsylvania Company (the "Lender"), the aggregate unpaid principal amount of the loans made by the Lender to the Company pursuant to the Credit Agreement referred to below. The Company promises to pay daily interest from the date hereof, computed as provided in such Credit Agreement, on the aggregate principal amount of such loans from time to time unpaid at the rate of 11-5/8% per annum and to pay interest on overdue principal and, to the extent not prohibited by applicable law, on overdue installments of interest and principal and fees at the rate specified in such Credit Agreement, all such interest being payable at the time specified in such Credit Agreement, except that all accrued interest shall be paid at the stated or accelerated maturity hereof or upon the prepayment in full hereof.

2. Payments hereunder shall be made to Pennsylvania Company at One East Fourth Street, Cincinnati, Ohio 45202.

3. All Loans made by the Lender pursuant to the Credit Agreement referred to below and all repayments of the principal thereof shall be recorded by the Lender and, prior to any transfer hereof, appropriate notations to evidence the foregoing information with respect to each such loan then outstanding shall be endorsed by the Lender on the schedule attached hereto or on a continuation of such schedule attached to and made part hereof; provided, however, that the failure of the Lender to make any such recordation or endorsement shall not affect the obligations of the Company under this Subordinated Promissory Note ("Note") or the Credit Agreement.

4. This Note evidences borrowings under and is entitled to the benefits of and is subject to the provisions of the Credit Agreement dated as of April 3, 1995, as from time to time in effect (the "Credit Agreement"), among the maker and the payee hereof. The principal of this Note is prepayable in any amount and may be prepaid in whole or from time to time in part. Terms defined in the Credit Agreement and not otherwise defined herein are used herein with the meanings so defined.

5. In case an Event of Default shall occur, the entire principal of this Note may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement subject to the provisions of paragraph 6 hereof.

6. The principal amount of and the interest on this Note are and shall be subordinate and junior in right of payment to all principal of, premium, if any, and interest on all Senior Debt (as hereinafter defined) of the Company whether outstanding at the date of this Note or created or incurred by the Company after the date of this Note but prior to the maturity of this Note (whether such maturity occurs as a result of lapse of time, acceleration or otherwise). As used herein, "Senior Debt" shall mean the principal of, premium, if any, and interest owed by the Company on all present and future
(i) indebtedness of the Company for borrowed money (other than this Note), whether short-term or long-term, including all indebtedness evidenced by notes, bonds, debentures or other securities sold by the Company for money,
(ii) indebtedness incurred or assumed by the Company in connection with the purchase or the acquisition of any property (including any securities of the Company or any other entity), business or entity, (iii) guarantees by the
Company of indebtedness of others of the type referred to in (i) or (ii) above, and (iv) renewals, extensions, refundings, deferrals, restructurings, amendments and modifications of any such indebtedness, obligation or guarantee, unless in each case by the terms of the instrument creating or evidencing such indebtedness, obligation or guarantee or such renewals, extension, refunding, deferral, restructuring, amendment or modification it is provided that such indebtedness, obligation or guarantee is not superior in right of payment to this Note. Specifically:

         (a) Upon maturity of any Senior Debt by lapse of time, acceleration or otherwise, then all principal of, premium, if any, and interest on all such matured Senior Debt shall first be paid in full before any payment on account of principal or interest is made upon this Note.

        (b) In the event of any insolvency, bankruptcy, liquidation, reorganization or other similar proceedings, or any receivership proceedings in connection therewith, relative to the Company or its creditors or its property, and in the event of any proceedings for partial or total liquidation, dissolution or other winding up of the Company, whether or not involving insolvency or bankruptcy proceedings, then all principal, premium, if any, and interest due on Senior Debt shall first be paid in full, or such payment shall have been provided for, before any payment on account of principal or interest is made upon this Note. In any of the proceedings referred to in the first sentence of this subparagraph (b), any payment or distribution of any kind or character, whether in cash, property, stock or obligations, which may be payable or deliverable in respect of the principal amount of or interest on this Note shall be paid or delivered directly to the holders of Senior Debt (or to a banking institution selected by the court or person making the payment or delivery or designated by any holder of Senior Debt) for application in payment thereof, unless and until all principal of, premium, if any, and interest on all Senior Debt shall have been paid in full, or such payment shall have been provided for; provided, however, that in the event that payment or delivery of such holder of this Note is authorized by an order of decree giving effect, and stating in such order or decree that effect is given, to the subordination of this Note to Senior Debt, and made by a court of competent jurisdiction in a reorganization proceeding under any applicable bankruptcy or reorganization law, no payment or delivery of such cash, property, stock or obligations payable or deliverable with respect to the principal amount of or interest on this Note shall be made to the holders of Senior Debt.

        (c) The Company shall not make any payment of principal of, or purchase or acquire for value, this Note during the continuance of any default in the payment of principal, premium, if any, or interest on any Senior Debt.

        (d) No right of any present or future holder of Senior Debt to enforce subordination as herein provided shall at any time in any way be prejudiced or impaired by any good faith act or failure to act on the part of the Company or by any good faith act or failure to act by such holders, or by any non-compliance by the Company with the terms, provisions and covenants of any agreement relating to Senior Debt, regardless of any knowledge thereof any such holder may have or be otherwise charged with.

        (e) Subject to the payment in full of all Senior Debt, the legal holder of this Note shall be subrogated to the rights of the holders of Senior Debt to receive payments or distributions of assets of the Company payable or distributable to the holders of Senior Debt until this Note and interest hereon shall be paid in full. As between the Company, its creditors other than the holders of Senior Debt, and the legal holder of this Note (i) no payments or distributions otherwise payable (or deliverable) in respect of this Note but, by virtue of the subordination provisions hereof, paid (or delivered) to the holders of Senior Debt shall be deemed to be a payment by the Company on account of Senior Debt, and (ii) no payments paid to the legal holder of this Note by virtue of the subrogation herein provided for shall be deemed to be a payment by the Company on account of this Note.

        The provisions of this paragraph 6 are for the purpose of defining the relative rights of the holders of the Senior Debt, on the one hand, and the holder of this Note, on the other hand, and as between the Company and the holder of this Note, nothing herein shall impair the obligation of the Company, which is unconditional and absolute, to pay to the legal holder hereof the principal hereof and interest hereon in accordance with its terms, nor shall anything herein prevent the legal holder of this Note from exercising all remedies otherwise permitted by applicable law upon default hereunder, subject to the rights under this paragraph 6 of holders of Senior Debt in respect of cash, property, stock or obligations received upon the exercise of such remedies.

7. THIS NOTE SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS (OTHER THAN THE CONFLICT OF LAWS RULES) OF THE STATE OF OHIO.


8. The Company hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance and enforcement of this Note, except as specifically otherwise provided in the Credit Agreement, and assent to extensions of time of payment, or forbearance or other indulgence without notice.


                                          AMERICAN FINANCIAL CORPORATION


                                          By: Fred J. Runk
                                              -----------------------
                                              Vice President & Treasurer